UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2005, the Compensation and Leadership Committee of the Board of Directors (the “Committee”) of Hewitt Associates LLC (the “Company”), upon the recommendation of certain senior executives, including the Company’s Chief Executive Officer and the four other most highly compensated executive officers, determined that no cash payments will be made under the Company’s annual incentive compensation program for fiscal year 2005 to those executives.

In addition, the Committee approved (i) targeted cash compensation, including salary effective December 1, 2005 and fiscal 2006 annual incentive program cash targets and (ii) performance-based restricted awards for certain senior executives, including the Company’s Chief Executive Officer and those individuals expected to be the four other most highly compensated executive officers for 2006. The Committee also approved changes to the annual cash compensation paid to the chairpersons of the Audit Committee and the Compensation & Leadership Committee of the Board of Directors and established annual cash compensation for the lead director of the Board of Directors.

Attached as Exhibit 99.1 is a summary of the compensation arrangements described above.

Attached as Exhibit 99.2 is a copy of the Company’s Performance Share Program Award Agreement.

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2005, Hewitt Associates, Inc. issued a press release announcing its results of operations for the quarter and fiscal year ended September 30, 2005. A copy of the press release is attached as Exhibit 99.3 to this Form 8-K.

In addition to the issuance of a press release, Hewitt Associates, Inc. conducted a conference call regarding its results of operations for the quarter and fiscal year ended September 30, 2005. The script of the conference call is attached as Exhibit 99.4 to this Form 8-K.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 10, 2005, Hewitt Associates, Inc. announced on its conference call regarding its results of operations for the quarter and fiscal year that it is estimating that it will incur a first quarter 2006 pre-tax charge against its earnings in the amount of $10 million, relating to a reduction of approximately 250 positions across its Outsourcing segment in the United States, representing less than 2% of the total jobs within the segment. This action results from the Company’s review of initiatives to improve business productivity and reduce costs. The charge is expected to consist almost entirely of cash severance benefits to be paid in the first two quarters of fiscal 2006.

i

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2005, Hewitt Associates, Inc. issued a press release announcing the hiring of John Park to serve as its Chief Financial Officer, effective November 21, 2005. Mr. Park succeeds Dan A. DeCanniere, whose resignation as Chief Financial Officer, pending the hiring of his replacement, had been previously reported. A copy of the press release is attached as Exhibit 99.5 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Summary of 2006 targeted compensation and performance-based restricted stock grants and 2006 Board of Director compensation changes

99.2	Form of Performance Share Program Award Agreement

99.3	Press release announcing Hewitt Associates, Inc.’s results of operations for the quarter and fiscal year ended September 30, 2005.

99.4	Script of Hewitt Associates, Inc.’s conference call regarding its results of operations for the quarter and fiscal year ended September 30, 2005.

99.5	Press release announcing the hiring of John Park to serve as the Chief Financial Officer of Hewitt Associates, Inc.

ii

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ C. Lawrence Connolly, III
Name:	C. Lawrence Connolly, III
Title:	General Counsel and Secretary

Date: November 10, 2005

iii

Exhibit Index

Number	Description
99.1	Summary of Summary of 2006 targeted compensation and performance-based restricted stock grants and 2006 Board of Director compensation changes

99.2	Form of Performance Share Program Award Agreement

99.3	Press release announcing Hewitt Associates, Inc.’s results of operations for the quarter and fiscal year ended September 30, 2005.

99.4	Script of Hewitt Associates, Inc.’s conference call regarding its results of operations for the quarter and fiscal year ended September 30, 2005.

99.5	Press release announcing the hiring of John Park to serve as the Chief Financial Officer of Hewitt Associates, Inc.

iv